Exhibit 99.1

Press Release	CONTACT:	Investor Relations
713.849.9911

Flotek Industries, Inc. Announces Executive Reorganization, Change to Board of Directors

and Reminder of Special Shareholders Meeting

•	Officer Changes Better Reflect Functional Roles as Flotek pursues customer-friendly organizational structure

•	James R. Massey resigns from Board of Directors

•	Reminder of Special Meeting of Shareholders

HOUSTON, November 4 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) today announced the reorganization of its executive officer structure as the company works to realign its operating structure to better reflect job function and focus on industry-leading responsiveness to its customers.

“The reorganization of our executive team is the first in a series of steps Flotek plans to take to better reflect the role of our key people in meeting the needs of our customers,” said John Chisholm, Flotek’s interim President. “We are excited to be re-dedicating our focus on customer satisfaction through high quality, innovative oilfield products and unparalleled responsiveness. While the recent downturn has impacted our business, we are eagerly anticipating an improvement in the marketplace and are preparing to meet the growing needs of our customer base.”

The reorganization creates the Office of the President which will be held by John Chisholm, currently serving as Interim President and Director of the company. Three executive level officers will directly report to Mr. Chisholm:

Mr. Jesse “Jempy” Neyman was appointed to serve as Executive Vice President, Finance and Strategic Planning, of the Company. In connection with such appointment, Mr. Neyman will no longer serve as Chief Financial Officer of the Company.

Mr. Steve Reeves was appointed to serve as Executive Vice President, Business Development and Special Projects, of the Company. In connection with such appointment, Mr. Reeves will no longer serve as Chief Operating Officer of the Company

Mr. Scott Stanton was appointed to serve as Executive Vice President, Accounting and Reporting, of the Company. Mr. Stanton, who served as the Chief Accounting Officer of the Company since May 6, 2009, will now act as the Company’s principal financial officer and principal accounting officer for SEC reporting purposes.

“In addition, we believe these changes to the company’s management organization will provide for a better reporting and control environment as we continue to work to create a more transparent organization for all our stakeholders,” added Chisholm.

Board of Directors Resignation

In addition, effective as of October 29, 2009, Mr. James R. Massey resigned from his position as a member of the Flotek Board of Directors. Mr. Massey’s resignation was not the result of any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Massey was a member of the Governance, Nominating, Compensation and Audit Committees of the Board. The Company expects to fill the vacancy created by Mr. Massey’s resignation in the near future.

“Jim Massey was a valued member of the Flotek Board of Directors and his counsel was invaluable over the course of his tenure,” said Jerry D. Dumas, Sr., Chairman of the Flotek Board of Directors. “We will miss Jim and wish him well in his future endeavors.”

Reminder of Special Meeting of Stockholders

As a reminder, Flotek will reconvene its special meeting of stockholders at 1:00 p.m. Houston time on Monday, November 9, 2009 at the Flotek Corporate Office, 2930 W. Sam Houston Pkwy. N, Suite 300, Houston, Texas.

Stockholders who wish to vote at the reconvened special meeting or who have any questions about the reconvened special meeting or the matters to be considered and voted upon should contact Innisfree M&A Incorporated at 1-888-750-5834.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.